UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (515) 832-3071

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the May 23, 2018 Board of Directors meeting of WCF Bancorp, Inc. (the “Company”), Harold Pursley, Chairman of the Board submitted his letter of retirement effective September 30, 2018, due to the age limit restriction in the bylaws of the Company. With the upcoming retirement of Chairman Pursley, the Board of Directors appointed current board member Thomas J. Hromatka as the the new Chairman effective May 24, 2018.

At the May 23, 2018, Board of Directors meeting, Stephen L. Mourlam, President and CEO of the Company, announced his retirement after approximately 40 years of service, effective January 1, 2019. Mr. Mourlam will remain as a member of the Board of Directors, as elected at the Company's 2018 Annual Meeting of Shareholders held on May 23, 2018.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: May 29, 2018	By:	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer